FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

        This First Amendment to Loan Agreement is entered into effective as of the 20th day of November, 1997, by and between Whitney National Bank ("Bank") and Superior Energy Services, Inc. ("Borrower").

        WHEREAS, the parties hereto entered into an Amended and Restated Loan Agreement dated November 5, 1997 (the "Loan Agreement"); and

        WHEREAS,  the  parties  hereto  desire  to  amend  the  Loan Agreement.

        NOW THEREFORE, for good and adequate consideration the receipt of which is hereby acknowledged, Borrower and Bank do hereby agree as follows:

1. As used herein, capitalized terms will have the meanings attributed to them in the Loan Agreement.

2. The definition of Applicable Margin, Line of Credit Period and Borrowing Base are hereby amended to read as follows:

        "Applicable Margin" shall mean, the rate of interest per annum shown in the applicable column below:

                                           Level I      Level II  Level III

             If Ratio of Consolidated       < 1.5        < 3.0      > 3.0
             Total Debt as of the end of                 > 1.5
             the immediately preceding
             fiscal quarter to
             Consolidated EBITDA for the
             immediately preceding four
             (4) fiscal quarters is

             Applicable Margin              2.00%        2.25%       2.5%

         The Applicable Margin shall commence at Level I and shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters. If Borrower should fail to deliver in a timely manner a certificate required under Section 5.02(a)(vi) hereof, then, until Borrower shall have provided such certificate, it shall be presumed that the ratio of Consolidated Total Debt as of the end of the immediately preceding fiscal quarter to Consolidated EBITDA for the immediately preceding four (4) fiscal quarters was greater than 3 (and, from the date of the delivery of such certificate, the Applicable Margin shall be determined by reference to such certificate).

        "Borrowing Base" shall mean, as of the date of determination thereof,
(a) through December 31, 1997, an amount equal to the lesser of (i) $45,000,000.00 or (ii) eighty-five (85%) percent of the base amounts owed on all Eligible Accounts as of such date plus fifty (50%) percent of all Eligible Inventory as of such date plus seventy (70%) percent of all Consolidated Property, Plant & Equipment as of such date or (b) after December 31, 1997, an amount equal to the lesser of (i) $30,000,000.00 or (ii) eighty-five (85%) percent of the base amounts owed on all Eligible Accounts as of such date plus fifty (50%) percent of all Eligible Inventory as of such date plus seventy (70%) percent of all Consolidated Property, Plant & Equipment as of such date.

        "Line of Credit Period" shall mean the period commencing on the date hereof and ending on March 31, 1999.

3. Section 2.01(a) of the Loan Agreement is hereby amended to read as follows:

        2.01 (a) Loans. Subject to the due and faithful performance of the terms and conditions of this Agreement and in any instrument or agreement executed contemporaneous herewith or as a consequence hereof and in accordance with the terms and conditions of this Agreement, Bank shall make loans to Borrower from time to time during the Line of Credit Period provided that the principal amount of the loans plus the Stated Amount of all outstanding Letters of Credit shall not at any time exceed the Borrowing Base. The Loans will bear interest on the outstanding principal balance from time to time at the rate equal to the LIBOR Rate (provided that through December 31, 1997, the Loans shall bear interest on the outstanding principal balance from time to time at the rate equal to 7.27% per annum) and shall be payable interest only quarterly in arrears on the last day of each quarter (or, if such day is not a Business Day, on the next succeeding Business Day) commencing on November 30, 1997, with the balance of all outstanding principal and interest being due and payable on March 31, 1999. Interest on the outstanding principal owed on the Loans will be computed and assessed on the basis of the actual number of days elapsed over a year composed of 360 days. The obligation of the Borrower to repay the Loans shall be evidenced by a promissory note made payable to the order of Bank in the principal sum of $45,000,000.00, a copy of which is attached hereto as Exhibit B.

4. Section 2.01(a) of the Loan Agreement is hereby amended to read as follows:

        (a) Commitment Fee. Borrower shall pay to Bank, in arrears, on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day) and on the last day of the Line of Credit Period, a commitment fee
        (the "Commitment Fee") equal to 1/4 of 1% of the unused Line of Credit during the preceding fiscal quarter, or portion thereof, which unused Line of Credit shall be arrived at by dividing the sum of the unused Line of Credit for each day of that quarter as of the close of each day, by 90. Through December 31, 1997, the unused Line of Credit shall be defined as (x) $45,000,000.00 minus (y) the sum of (1) all outstanding Loans and (2) the Stated Amount of all outstanding Letters of Credit. After December 31, 1997, the unused Line of Credit shall be defined as (x) $30,000,000.00 minus (y) the sum of (1) all outstanding Loans and (2) the Stated Amount of all outstanding Letters of Credit.

5. Section 5.03(h) of the Loan Agreement is hereby amended to read as follows:

        (h) incur any Capital Expenditures, or allow any Subsidiary so to do, in excess of $20,000,000.00 in the aggregate for Borrower and its Subsidiaries in any fiscal year; and/or

6. The Loan Agreement is hereby amended to provide that Borrower shall use the net proceeds from the issuance of any common stock of Borrower pursuant to Prospectus dated November 20, 1997 , to pay the Loans.

7. The Loan Agreement is hereby amended to provide that the failure of Borrower to raise net proceeds in the amount of at least
        $32,500,000.00 prior to December 31, 1997 through the issuance of common stock of Borrower shall be a Default under the Loan Agreement.

8. In connection with the foregoing and only in connection with the foregoing, the Loan Agreement is hereby amended, but in all other respects all of the terms and conditions of the Loan Agreement remain unaffected. Nothing in this First Amendment to Loan Agreement shall affect, modify or release any security agreements, financing statements, mortgages, or other security documents presently existing in favor of Bank, said security agreements, financing statements, mortgages and other security documents to remain in full force and effect.

9. Borrower acknowledges and agrees that this First Amendment to Loan Agreement shall not constitute a waiver of any default(s) under the Loan Agreement or any documents executed in connection therewith, all of Bank's rights and remedies being preserved and maintained.

10. This First Amendment to Loan Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date hereinabove set forth.


                        BANK:  WHITNEY NATIONAL BANK

                        By:           ______________________________
                                            Hollie L. Ericksen
                                       Its Assistant Vice President

                    BORROWER:  SUPERIOR ENERGY SERVICES, INC.

                        By:           ______________________________
                                            Terence E. Hall
                                             Its President